Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces FIRST quarter 2022 Results

Remains on track to separate Product and IP businesses in the fall

San Jose, Calif. (May 9, 2022) – Xperi Holding Corporation (NASDAQ: XPER) (the “Company”, “Xperi” or “we”) today announced financial results for the first quarter ended March 31, 2022.

“We are off to a good start for the year, delivering revenue growth of 16% in the first quarter, primarily due to the previously announced Micron agreement” said Jon Kirchner, chief executive officer of Xperi. “The top line strength, combined with our progress on key strategic initiatives, positions us well to deliver on our full year 2022 outlook, which we are reaffirming today. We are also excited about the long-term value creation potential of our soon-to-be completed business separation, which remains on track for this fall.”

First Quarter 2022 Financial Highlights:

•	Revenue of $257.4 million for the quarter, increased 16% compared to $221.6 million for Q1 2021.
•	GAAP earnings per share of $0.24, compared to $0.05 in Q1 2021, and non-GAAP earnings per share of $0.92, compared to $0.59 in Q1 2021.
•	Cash Flow from Operations was $46.3 million, versus $26.7 million in Q1 2021.
•	Repurchased $17.3 million of common stock.

First Quarter 2022 Business and Recent Operating Highlights:

IP Licensing Business (Revenue: $138.5 million)

•	A top 10 virtual Multichannel Video Programming Distributor (vMVPD) entered into a long-term license renewal for Adeia’s media patent portfolios.
•

LAPIS Technology, a ROHM Semiconductor Group subsidiary, entered into an agreement for access to Adeia’s DBI® Ultra die-to-wafer hybrid bonding technology and foundational hybrid bonding patent portfolio.

•	Micron entered into a license for Adeia’s hybrid bonding and semiconductor portfolio, resulting in Adeia now having more than 90% of the DRAM memory market under license.

Product Business (Revenue: $118.9 million)

Pay-TV highlights:

•	Continued to drive adoption of higher-value IPTV solutions, with double-digit IPTV subscriber growth as compared to the fourth quarter.
•	Added new operators with our expanded product offerings, including a new win with NfinityLink Communications.

Consumer Electronics highlights:

•	Signed key renewals with Skyworth and Best Buy relating to soundbar and TV products.
•	Expanded licensing relationship with TCL to include decoder post-processing and Play-Fi support in soundbar and TV products.
•	Achieved DXOMARK’s #1 ranking for the latest IMAX Enhanced certified mobile device from Honor.[1]
•	DTS Headphone:X-enabled headphones from HyperX were recognized as Editors’ Pick for “Best Gaming Headsets” by Rolling Stone magazine.

Connected Car highlights:

•	BMW expanded shipments of the iX model with DTS AutoSense into more countries, and we advanced engagement for in-cabin monitoring solutions with numerous European and Asian car companies.

[1]	DXOMARK is an independent benchmark site that scientifically assesses smartphones, lenses, and cameras.

•

Mercedes-Benz expanded shipments of DTS AutoStage-enabled models to more than 40 countries, and over the quarter we further advanced pipeline development for DTS AutoStage with OEM customers in the U.S., Europe, and Asia.

•	DTS AutoSense Neuromorphic Driver Monitoring Solution was a 2022 Winner for the Artificial Intelligence Excellence Award presented by the Business Intelligence Group.

Media Platform highlights:

•	Strengthened customers’ premium live TV viewing experience by integrating YouTube TV into TiVo Stream OS and TiVo Stream 4K.
•	Launched TiVo Xtend™, an end-to-end advertising solution that enables incremental reach and frequency opportunities for Connected TV advertisers.
•	Added streaming services Shudder, SundanceNow, and allblk to TiVo Stream OS, increasing on-platform ad-supported viewership.
•	Advanced TiVo Stream ecosystem development across content partners, OEMs, and chipset providers.

Capital Allocation

During the quarter, the Company repurchased $17.3 million of common stock and at quarter end had $77.8 million remaining on the existing authorization.

On March 30, 2022, the Company distributed $5.2 million to stockholders of record on March 16, 2022, for a quarterly cash dividend of $0.05 per share of common stock.

On April 29, 2022, the Board of Directors declared a dividend of $0.05 per share, payable on June 21, 2022, to stockholders of record on May 31, 2022.

Financial Outlook

The Company reiterates its full year 2022 outlook:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$910M to $950M	$910M to $950M
COGS	$120M to $130M	$120M to $130M
Operating Expense excluding COGS*	$725M to $755M	$490M to $520M
Interest Expense	~ $36M	~ $36M
Other Income	~ $3M	~ $3M
Cash Tax (net of refunds)	$33M to $35M	$33M to $35M
Basic Shares Outstanding	105M	105M
Diluted Shares Outstanding	107M	113M
Operating Cash Flow	$200M to $230M	$200M to $230M

*See tables for reconciliation of GAAP to non-GAAP differences.

Conference Call Information

The Company will hold its first quarter 2022 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, May 9, 2022. To access the call in the U.S., please dial 888-220-8474, and for international callers, dial +1 646-828-8193. The conference ID is 5945774. All participants should dial in 15 minutes prior to the start of the conference call and can use the conference ID to access the call. The Company also suggests utilizing the webcast link to access the call at Q1 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, and business outlook, and anticipated business separation timing. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; the Company’s ability to implement its business strategy; pricing trends, including the

Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; failure to remediate the material weaknesses in our internal control over financial reporting; the evolving legal, regulatory and tax regimes under which the 4 Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, including Russia’s invasion of Ukraine, and natural disasters; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; the impact of semiconductor supply chain constraints on our customers; and any plans regarding the separation of the Company’s IP and Product businesses. These risks, as well as other risks associated with the business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (Adeia, DTS, HD Radio, IMAX Enhanced, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, Adeia, DTS, IMAX Enhanced, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses; separation costs; all forms of stock-based compensation; loss on debt extinguishment; expensed debt refinancing costs and related tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance, and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Jill Koval, Arbor Advisory Group

+1 203-832-4449

ir@xperi.com

Media Contact:

Amy Brennan, Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

# # #

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

Revenue	$257,420	$221,596
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	27,697	28,132
Research, development and other related costs	59,370	55,223
Selling, general and administrative	70,446	67,430
Depreciation expense	5,866	5,684
Amortization expense	39,319	52,195
Litigation expense	1,753	2,533
Total operating expenses	204,451	211,197
Operating income	52,969	10,399
Interest expense	(8,429)	(11,313)
Other income (expense), net	968	1,425
Income before taxes	45,508	511
Provision for (benefit from) income taxes	21,533	(4,015)
Net income	$23,975	$4,526
Less: net loss attributable to noncontrolling interest	(968)	(761)
Net income attributable to the Company	$24,943	$5,287
Income per share attributable to the Company:
Basic	$0.24	$0.05
Diluted	$0.24	$0.05

Weighted average number of shares used in per share calculations-basic	103,679	104,940
Weighted average number of shares used in per share calculations-diluted	105,332	107,776

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$214,095	$201,121
Available-for-sale debt securities	52,720	60,534
Accounts receivable, net	100,203	143,683
Unbilled contracts receivable, net	121,778	77,677
Other current assets	42,737	36,459
Total current assets	531,533	519,474
Long-term unbilled contracts receivable	43,112	4,107
Property and equipment, net	59,251	60,974
Operating lease right-of-use assets	65,513	68,498
Intangible assets, net	778,680	817,916
Goodwill	850,100	851,088
Other long-term assets	150,641	147,965
Total assets	$2,478,830	$2,470,022
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,835	$7,811
Accrued liabilities	99,540	110,705
Current portion of long-term debt, net	36,152	36,095
Deferred revenue	48,913	35,136
Total current liabilities	196,440	189,747
Deferred revenue, less current portion	34,128	37,107
Long-term deferred tax liabilities	19,085	19,848
Long-term debt, net	720,333	729,392
Noncurrent operating lease liabilities	51,930	54,658
Other long-term liabilities	102,267	98,842
Total liabilities	1,124,183	1,129,594
Commitments and contingencies
Company stockholders’ equity:
Preferred stock	—	—
Common stock	116	113
Additional paid-in capital	1,365,277	1,340,480
Treasury stock at cost	(206,350)	(178,022)
Accumulated other comprehensive loss	(1,766)	(752)
Retained earnings	207,539	187,814
Total Company stockholders’ equity	1,364,816	1,349,633
Noncontrolling interest	(10,169)	(9,205)
Total equity	1,354,647	1,340,428
Total liabilities and equity	$2,478,830	$2,470,022

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net income	$23,975	$4,526
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	5,866	5,684
Amortization of intangible assets	39,319	52,195
Stock-based compensation expense	16,804	13,219
Deferred income taxes	(911)	666
Other	1,984	3,217
Changes in operating assets and liabilities:
Accounts receivable	43,698	(7,632)
Unbilled contracts receivable	(82,995)	2,295
Other assets	(8,806)	(10,697)
Accounts payable	4,024	11,429
Accrued and other liabilities	(7,483)	(45,687)
Deferred revenue	10,798	(2,486)
Net cash from operating activities	46,273	26,729
Cash flows from investing activities:
Purchases of property and equipment	(4,289)	(1,772)
Proceeds from sale of property and equipment	—	5
Purchases of intangible assets	(180)	(36)
Purchases of short-term investments	(4,490)	(42,505)
Proceeds from sales of investments	2,000	16,921
Proceeds from maturities of investments	10,023	10,000
Net cash from investing activities	3,064	(17,387)
Cash flows from financing activities:
Dividends paid	(5,218)	(5,264)
Repayment of debt	(10,125)	(13,125)
Proceeds from employee stock purchase program and exercise of stock options	8,000	6,715
Repurchases of common stock	(28,328)	(32,359)
Net cash from financing activities	(35,671)	(44,033)
Effect of exchange rate changes on cash and cash equivalents	(692)	(738)
Net increase (decrease) in cash and cash equivalents	12,974	(35,429)
Cash and cash equivalents at beginning of period	201,121	170,188
Cash and cash equivalents at end of period	$214,095	$134,759
Supplemental disclosure of cash flow information:
Interest paid	$7,188	$9,015
Income taxes paid, net of refunds	$3,334	$5,921

XPERI HOLDING CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income attributable to the Company:
Three Months Ended
March 31, 2022

GAAP net income attributable to the Company	$24,943

Adjustments to GAAP net income attributable to the Company:
Stock-based compensation expense:
Cost of revenue	628
Research, development and other	5,475
Selling, general and administrative	10,701
Amortization expense	39,319
Merger and integration-related costs:
Transaction and other related costs recorded in selling, general and administrative	172
Severance and retention recorded in cost of revenue, excluding depreciation and amortization of intangible assets	144
Severance and retention recorded in research, development and other	290
Severance and retention recorded in selling, general and administrative	28
Separation costs recorded in selling, general and administrative	2,780
Tax provision recorded in excess of cash taxes paid	18,199
Non-GAAP net income attributable to the Company	$102,679

Diluted earnings per share attributable to the Company:
Three Months Ended
March 31, 2022

GAAP diluted income per share attributable to the Company	$0.24

Adjustments to GAAP diluted income per share attributable to the Company:
Stock-based compensation expense	0.16
Amortization expense	0.37
Merger and integration-related costs	0.01
Separation costs	0.03
Difference in shares used in the calculation	(0.06)
Tax provision recorded in excess of cash taxes paid	0.17
Non-GAAP diluted earnings per share attributable to the Company	$0.92

Weighted average number of shares used in per share
calculations excluding the effects of stock-based compensation - diluted	111,649

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE EXCLUDING COGS

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High

GAAP operating expense excluding COGS	$725.0	$755.0
Stock-based compensation -- R&D	(23.0)	(23.0)
Stock-based compensation -- SG&A	(39.0)	(39.0)
Merger, integration and separation-related expense -- SG&A	(15.0)	(15.0)
Amortization expense	(158.0)	(158.0)
Total of non-GAAP adjustments	(235.0)	(235.0)
Non-GAAP operating expense excluding COGS	$490.0	$520.0